EXHIBIT 10.1

THIRD AMENDMENT
THIS THIRD AMENDMENT (this “Amendment”) is entered into as of January 14, 2016 (the “Amendment Effective Date”) by and among TIPTREE OPERATING COMPANY, LLC (the “Borrower”), FORTRESS CREDIT CORP. (“Fortress”), as Administrative Agent, Collateral Agent and Lead Arranger, and the Lenders signatory hereto.
W I T N E S S E T H:
WHEREAS, the Borrower, Fortress and the other Lenders, the Agents and the Lead Arranger are parties to that certain Credit Agreement dated as of September 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has informed Fortress that it wishes to amend the Credit Agreement to effect the modifications to the Credit Agreement set forth herein; and
WHEREAS, the Lenders party hereto are willing to agree to the Amendment on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement (after giving effect to this Amendment).
2.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Permitted Tax Distributions” therein as the following:
“ “Permitted Tax Distributions” means, so long as Borrower is a member  of a consolidated group for U.S. tax purposes the common parent of which is TFI (or its successor), distributions in an aggregate amount equal to (i) the aggregate federal, state and local income Taxes of such consolidated group in respect of the taxable income of Borrower (and its consolidated Subsidiaries) on a quarterly basis as any such income Taxes would be required to be paid by TFI (or its successor) for any taxable period (and, without duplication, after the end of such taxable period after a final determination of the amount of income Taxes for such period  has been determined),  provided that, for each taxable period, the amount that Borrower is permitted to distribute pursuant to this clause (i) of this definition (A) shall not be exceed the amount of aggregate federal, state, and local income taxes that the Borrower (and its consolidated Subsidiaries) would have been required to pay as a stand-alone consolidated group for U.S. tax purposes and (B) with respect to any federal, state or local income taxes in respect of any Excluded Subsidiary shall be limited to the amount actually paid in Cash during such taxable year by such Excluded Subsidiary to the Borrower for the purposes of paying such income taxes ; plus (ii) the sum of all amounts that Borrower was permitted to distribute in prior tax periods pursuant to clause (i) of this definition that were not in fact distributed in any prior tax period as a result of applicable law prohibiting or restricting such distribution.”
3.    Representations and Warranties. The Borrower hereby represents and warrants as follows:
(a)    the representations and warranties made by the Borrower contained in the Credit Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof, except to the extent such representation or warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;
(b)    the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
(c)    the Borrower has the power and authority to execute, deliver and perform its obligations under this Amendment;
(d)    the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary action;
(e)    this Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and
(f)    after giving effect to this Amendment, no Event of Default exists.
4.    Effectiveness. The effectiveness of this Amendment on the Amendment Effective Date is subject to the satisfaction of the following conditions precedent:
(a)    The Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (A) the Borrower, (C) the Requisite Lenders, and (D) the Administrative Agent.
5.    Indemnification. The terms of Section 10.3 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
6.    No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Documents or constitute a course of conduct or dealing among the parties. Fortress reserves all rights, privileges and remedies under the Credit Documents. Except as amended or otherwise modified hereby, the Credit Documents remain unmodified and in full force and effect. All references in the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.
7.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission (including email) shall be as effective as delivery of a manually executed counterpart hereof.
8.    Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
9.    Further Assurances. The terms of Section 5.13 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
10.    Governing Law, Submission to Jurisdiction, Waiver of Jury Trial. The terms of Sections 10.14, 10.15 and 10.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
11.    Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
12.    Reaffirmation. The Borrower as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which it has granted liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Documents to which it is a party (after giving effect hereto), (ii) ratifies and reaffirms that the aggregate principal amount of the Term Loans outstanding is $45,500,000 and (iii) ratifies and reaffirms the grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Fortress or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.
BORROWER:

TIPTREE OPERATING COMPANY, LLC
By: _/s/ Jonathan Ilany___________
Name: Jonathan Ilany
Title: Chief Executive Officer
ADMINISTRATIVE AGENT:

FORTRESS CREDIT CORP.
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

LENDERS:

DBDB FUNDING LLC
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

FORTRESS CREDIT OPPORTUNITIES I LP By: Fortress Credit Opportunities I GP LLC, its general partner
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

FORTRESS CREDIT OPPORTUNITIES III CLO LP By: FCO III CLO GP LLC, its general partner
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

FORTRESS CREDIT OPPORTUNITIES V CLO Limited By: FCO V CLO CM LLC, its collateral manager
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

FORTRESS CREDIT OPPORTUNITIES VI CLO Limited By: FCO VI CLO CM LLC, its collateral manager
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

KE 39279522.1